EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of this 29th day of September 2021 (the "Effective Date"), by and between Liberated Syndication, Inc., a Nevada corporation (the "Company") and Jonathan Charak, an individual residing in Illinois (the "Employee"). The Company and the Employee are collectively referred to herein as the "Parties" and each individually referred to as a "Party."

RECITALS

WHEREAS, the Company desires to employ the Employee pursuant to the terms of this Agreement and the Employee desires to accept such employment pursuant to the terms of this Agreement; and

WHEREAS, during the Employee's employment with the Company, the Employee will become acquainted with technical and nontechnical information which the Company has developed, acquired and uses, or which the Company will develop, acquire or use, and which is commercially valuable to the Company and which the Company desires to protect, and the Employee may contribute to such information through inventions, discoveries, improvements or otherwise.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, and further in consideration of the salary, wages or other compensation and benefits to be provided by the Company to the Employee, and for additional mutual covenants and conditions, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Company and the Employee agree as follows:

AGREEMENT

1. Duties. Effective as of September 29, 2021 (the "Start Date"), the Company will employ the Employee as its Chief Financial Officer, or such other title as may be assigned to the Employee by the Company's Chief Executive Officer ("CEO") or the Board of Directors (the "Board") or his or her or its designee from time to time, pursuant to the terms and conditions set forth in this Agreement. The Employee will perform such duties and responsibilities for the Company as may be assigned to the Employee from time to time consistent with the Employee's position. The Employee shall devote the majority of his working time to the Company and perform his duties hereunder faithfully and to the best of his abilities and in furtherance of the business of the Company and to the promotion of its interests. The Employee shall follow applicable policies and procedures adopted by the Company from time to time, including without limitation the Company's Code of Business Conduct and Ethics, the Employee Handbook and other Company policies, including those relating to business ethics, conflict of interest, non-discrimination and non-harassment.

2. Term of Employment. Unless terminated at an earlier date in accordance with Section 9, the term of the Employee's employment hereunder shall be for a three-year term

beginning on the Start Date and ending on the three-year anniversary thereof (the "Initial Term"). On the three (3) year anniversary of the Start Date, and on each succeeding one (1) year anniversary of the Start Date (each such date being hereinafter referred to as a "Renewal Date"), the term of the Employee's employment hereunder shall automatically be extended for an additional one-year period (each a "Renewal Term") unless terminated at an earlier date in accordance with Section 9 or unless either Party notifies the other Party in writing at least ninety (90) days prior to the applicable Renewal Date that the Party providing such notice does not wish to extend this Agreement beyond the Initial Term or Renewal Term, as applicable. The "Term" shall mean the Initial Term and any additional Renewal Terms. If the Employee remains employed by the Company after the Term ends for any reason, then such continued employment shall be according to the terms and conditions established by the Company from time to time (provided that any provisions of this Agreement that by their terms survive the termination of the Term shall remain in full force and effect).

3. Salary. While the Employee is employed by the Company during the Term, the Company agrees to pay and the Employee agrees to accept, in accordance with the provisions contained herein, as compensation for performance of his duties and obligations to the Company hereunder, a salary at an annual rate initially set at $225,000. Provided the Employee remains employed by the Company on such dates, beginning on the first anniversary of the Start Date, the Salary shall be increased to $240,000, and on the second anniversary of the Start Date, the Salary shall be increased to $260,000. Such salary shall be payable in accordance with Company payroll policy, less usual, customary and the applicable government mandated payroll deductions. All amounts described in this Section shall be referred to in this Agreement collectively as the Employee's "Salary".

4. Stock.

(a) On the Start Date, the Employee will receive 105,000 restricted stock units, 45,000 shares of which will be time vested (the "Time Based Stock Units) and 60,000 shares of which will vest based on the performance of the Company's stock, subject to the terms and conditions of the applicable award agreements between the Company and the Employee.

(b) Within 60 days after the date the Company files the last of all delinquent reports and reports required to be amended under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Employee will receive 7,500 restricted stock units that will vest in equal instalments over three years from the date they are granted, subject to the terms and conditions of the applicable award agreement to be issued.

(c) If the Company files all delinquent reports and reports required to be amended under the Exchange Act on or before December 31, 2021, then within 60 days of the date that the Company files the last of such delinquent reports and reports required to be amended under the Exchange Act, the Employee will receive an additional equity grant of 12,500 restricted stock units vesting immediately, subject to the terms and conditions of the applicable award agreement to be issued.

5. Annual Discretionary Bonus. For each calendar year during the Term, the

Employee shall be eligible to receive cash incentive compensation (each an "Annual Discretionary Bonus") as reasonably determined by the Board. The Company's determination of the Employee's eligibility for an Annual Discretionary Bonus for any calendar year shall be discretionary after considering the achievement of performance objectives (which may include corporate, business unit or division, financial, strategic, individual or other objectives) that shall be determined by the Company for each calendar year. The Employee's initial target Annual Discretionary Bonus shall be twenty-five (25) percent of his Salary and shall be prorated for calendar year 2021 to reflect the Employee's partial year of service. To earn an Annual Discretionary Bonus for any particular calendar year during the Term, the Employee must be actively employed by the Company as of December 31 of the calendar year to which such Annual Discretionary Bonus pertains (and, for the avoidance of doubt, if the Employee is not so employed at such time, in no event shall the Employee have been considered to have "earned" or "accrued" any Annual Discretionary Bonus or portion thereof with respect to the calendar year in question). To the extent portions of the Annual Discretionary Bonus are objective based on attaining certain milestones, to the extent the milestone(s) are achieved that portion of the Annual Discretionary Bonus shall be deemed earned as of the date that such milestone is achieved. The Company will pay any earned Annual Discretionary Bonus to the Employee within 10 days of the filing of the Company's Annual Report on Form 10-K with the Securities and Exchange Commission in the year following the calendar year to which such earned Annual Discretionary Bonus pertains, provided that in no event later will any earned Annual Discretionary Bonus be paid later than December 31st of the year following the calendar year to which such earned Annual Discretionary Bonus pertains. The achievement of any performance objectives and the Employee's Annual Discretionary Bonus shall be determined each year by the Board.

6. Office Location. The Employee shall work from his home located in Illinois. The Employee understands and agrees that he will be required to regularly travel to Pittsburgh, Pennsylvania and/or other Company locations. The Employee understands and agrees that regular travel to the Company's Pittsburgh, Pennsylvania office and other Company offices is a material requirement of the Chief Financial Officer position and agrees that such requirement does not constitute "Good Reason" for termination of this Agreement, as that term is defined in Section 10.

7. Expenses. All reasonable travel and other expenses incidental to the rendering of services by the Employee hereunder shall be paid by the Company, subject to the Company's policies and procedures regarding expense verification and documentation.

8. Benefits.

(a) Benefits. While the Employee is employed by the Company during the Term, the Employee shall be entitled to participate in the retirement plans, health plans, and all other employee benefits made available by the Company, and as they may be changed from time to time. The Employee acknowledges and agrees that the Employee will be subject to all eligibility requirements and all other provisions of these benefits plans, and that the Company is under no obligation to the Employee to establish and maintain any employee benefit plan in which the Employee may participate. The terms and provisions of any employee benefit plan of the Company are matters within the exclusive province of the Board, subject to applicable law.

(b) Paid Time Off. While the Employee is employed by the Company during the Term, the Employee shall be eligible for paid time off in accordance with the Company's policies then in effect. Paid time off may be used for illness or other personal business, or as vacation time off at such times so as not to materially disrupt the operations of the Company, or as required under applicable law.

(c) Indemnification. To the fullest extent permitted under law, the Company shall indemnify the Employee in the event the Employee is a party, or is threatened to be made a party, to any threatened, pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the Employee is an officer or director of the Company or any Affiliate, or is or was serving at the request of the Company as a director, or officer (or in any capacity equivalent to any of the foregoing) of another corporation, company, joint venture, trust or other enterprise (all of the foregoing being herein collectively referred to as "Covered Capacities"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Employee in connection with such action, suit, or proceeding if the Employee acted in good faith and in a manner the Employee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Employee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or pleas of nolo contendere or its equivalent, shall not of itself create a presumption that the Employee did not act in good faith or did not act in a manner which the Employee reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that the Employee's conduct was unlawful.

9. Termination. The Employee's employment with the Company is at-will. The Employee's employment and the Term shall terminate immediately upon:

(a) the Employee's receipt of written notice from the Company of the termination of the Employee's employment or notice of non-renewal of the Agreement provided in accordance with Section 2 (or effective on such later date specified in such written notice from the Company);

(b) the Employee's abandonment of employment or resignation for any reason, including as a result of providing notice of non-renewal of the Agreement in accordance with Section 2 (or effective on such later date specified in such written notice from the Employee);

(c) the Employee's Disability (as defined below); or

(d) the Employee's death.

The date upon which the Employee's termination of employment with the Company is

effective is the "Termination Date."

10. Effect of Termination.

(a) Termination by the Company for Cause or Due to the Employee's Death. If the Employee's employment hereunder is terminated due to the Employee's death or for Cause, the Company shall pay the Employee his full Salary and other benefits accrued through the Termination Date at the rate then in effect, and the Company shall have no further obligations to the Employee under this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment upon (i) the failure of the Employee to substantially perform his duties hereunder (it being understood that the success or non-success of such duties are not valid reasons for termination for Cause); (ii) the engaging by the Employee in dishonesty or other misconduct materially injurious to the Company; (iii) the commission by the Employee of a felony (whether or not involving the Company); (iv) a material breach by the Employee of this Agreement; (v) the Employee's violation of the Company's Code of Business Conduct and Ethics, the Employee Handbook or other material written policy, as reasonably determined by the Board; or (vi) gross negligence in the performance of the duties of the Employee for the Company, in each case to the extent not cured (to the extent curable) by the Employee within ten (10) days following written notice from the Company of such event.

(b) Termination by the Employee for Any Reason. If the Employee's employment hereunder is terminated due to the Employee's resignation for any reason (other than Good Reason), including as a result of the Employee's providing notice of non-renewal of this Agreement in accordance with Section 2, the Company shall pay the Employee his full Salary and other benefits accrued through the Termination Date at the rate then in effect, and the Company shall have no further obligations to the Employee under this Agreement.

(c) Termination by the Company Due to the Employee's Disability. During any period that the Employee is prevented from performing his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his Salary and benefits in the amounts or rates in effect upon the commencement of his disability (less any amounts payable to the Employee under any Company disability insurance policy or plan) and subject to the terms and conditions of any benefit policies and plans, until the Employee's employment hereunder is terminated by the Company as a result of Disability. For purposes of this Agreement, "Disability" means the Employee's incapacity due to physical or mental illness, if as a result of such incapacity the Employee is absent from his duties hereunder for ninety (90) consecutive business days. Upon termination of the Employee's employment as a result of his Disability, the Company shall have no further obligations to the Employee under this Agreement.

(d) Termination by the Company Without Cause or by the Employee with Good Reason Within One Year after the Start Date.

(1) If the Employee's employment hereunder is terminated by the Company without Cause, or by the Employee with Good Reason, on or before the one (1) year anniversary of the Start Date, then the Company shall, in addition to paying the

Employee's Salary and other compensation earned through the Termination Date, and subject to Section 10(f), pay to the Employee as "Severance Pay" an amount equal to one-fourth (1/4) of the Employee's annualized Salary as of the Termination Date, less all legally required and authorized deductions and withholdings, paid in equal installments at the Employee's regular Salary rate and in accordance with the Company's payroll practices in effect on the Termination Date until the amount is fully paid, provided that any installment payments due prior to expiration of the rescission periods identified in the Release (as defined in Section 10(f)) will be held and paid on the first payroll date following expiration of such rescission periods, and the Company shall have no further obligations to the Employee under this Agreement. For purposes of this Agreement, the Employee shall have "Good Reason" to terminate the Employee's employment upon (i) any material adverse change in the Employee's responsibilities or authority which is inconsistent with the Employee's job title and duties, (ii) any reassignment of the Employee to a principal place of employment that requires the Employee to move his principal residence, (iii) any reduction in the Employee's annual Salary, or (iv) any other material breach of this Agreement on the part of the Company, in each case to the extent not cured (to the extent curable) by the Company within ten (10) days following written notice from the Employee of such event.

(2) Notwithstanding the foregoing subsection 10(d)(1), if the Company appoints a new CEO and the Employee's employment hereunder is terminated by the Company without Cause on or before the one (1) year anniversary of the Start Date at the CEO's request, then the Company will provide the following severance benefits, subject to the conditions described in Section 10(f): (i) continuation of employment for three (3) months following the date the Employee is notified that his employment will be terminated, during which time the Employee will be permitted to reduce his work hours to 15 hours per week and serve as a transition consultant for the Company; (ii) "Severance Pay" in an amount equal to one-half (1/2) the Employee's annualized Salary as of the Termination Date, less all legally required and authorized deductions and withholdings, paid in equal installments at the Employee's regular Salary rate and in accordance with the Company's payroll practices in effect on the Termination Date until the amount is fully paid, provided that any installment payments due prior to expiration of the rescission periods identified in the Release (as defined in Section 10(f)) will be held and paid on the first payroll date following expiration of such rescission periods; and (iii) vesting of the Employee's Time Based Stock Units as if the Employee had remained employed through the first anniversary of the Start Date.

(e) <u>Termination by the Company Without Cause or by the Employee with Good Reason After One Year from the Start Date</u>. If the Employee's employment hereunder is terminated by the Company without Cause after the one (1) year anniversary of the Start Date, including as a result of the Company's providing notice of non-renewal of this Agreement in accordance with Section 2, or by the Employee with Good Reason, then the Company shall provide the following severance benefits, in addition to paying the Employee's Salary and other compensation earned through the Termination Date, and subject to Section 10(f): (i) pay to the Employee as "Severance Pay" an amount equal to one (1) times the Employee's annualized Salary as of the Termination Date, less all legally required and authorized deductions and withholdings, paid in equal installments at the Employee's regular Salary rate and in accordance with the Company's payroll practices in effect on the

Termination Date until the amount is fully paid, provided that any installment payments due prior to expiration of the rescission periods identified in the Release (as defined in Section 10(f)) will be held and paid on the first payroll date following expiration of such rescission periods, and (ii) vesting of the Employee's Time Based Stock Units as if the Employee had remained employed through the second anniversary of the Start Date (if terminated prior to the second anniversary) or the third anniversary of the Start Date (if terminated after the second anniversary), and the Company shall have no further obligations to the Employee under this Agreement.

(f) Conditions to Receive Severance Pay and Benefits. Notwithstanding the foregoing provisions of this Section 10, the Company will not be obligated to provide the Severance Pay or other severance benefits (as applicable) under Sections 10(d) and 10(e) to the Employee unless (i) the Employee signs a release of claims in favor of the Company in a form to be prescribed by the Company (the "Release"), (ii) all applicable consideration periods and rescission periods provided by law with respect to the Release have expired without the Employee rescinding the Release, and (iii) the Employee is in strict compliance with the terms of this Agreement and any other written agreement between the Employee and the Company.

11. Proprietary Rights.

(a) Work Product. The Employee hereby expressly agrees that all research discoveries, inventions and innovations (whether or not reduced to practice or documented), improvements, developments, methods, designs, analyses, drawings, reports and similar or related information (whether patentable or unpatentable, and whether or not reduced to writing), trade secrets (being information about the business of the Company or its Affiliates that are considered by the Company or the Affiliates to be confidential and is proprietary to the Company or the Affiliate, as the case may be) and confidential information, copyrightable works, and similar and related information (in whatever form or medium), that either (i) relate to the Company's or an Affiliate's actual business, research and development or existing or future products or services or (ii) result from any work performed by the Employee for the Company or an Affiliate, and are conceived, developed, made or contributed to in whole or in part by the Employee within the scope of his employment or using the time, equipment and/or facilities of the Company during the Employee's Employment ("Work Product") shall be and remain the sole and exclusive property of the Company. The Employee shall promptly and fully communicate all Work Product to the Company. As used in this Agreement, "Affiliate" means any direct or indirect parent or subsidiary of the Company or any corporation, firm, or other entity owned by, or within the same controlled group as, the Company.

(b) Work for Hire. The Employee acknowledges that, unless otherwise agreed in writing by the Company, all Work Product eligible for any form of copyright protection made or contributed to in whole or in part by the Employee within the scope of the Employee's employment by the Company during the Employee's period of employment shall be deemed a "work made for hire" under the copyright laws and shall be owned by the Company.

(c) Assignment of Proprietary Rights. The Employee hereby assigns, transfers and conveys to the Company, and shall assign, transfer and convey to the Company, all right, title and interest in and to all inventions, ideas, improvements, designs, processes, trademarks, service marks, trade names, trade secrets, trade dress, data, discoveries and other proprietary rights in and of the Work Product (the "Proprietary Rights") for the Company's exclusive ownership and use, together with all rights to sue and recover for past and future infringement and misappropriation thereof, provided that if an Affiliate of the Company is the owner thereof, such assignment, transfer and conveyance shall be made to such Affiliate, which shall enjoy exclusive ownership and use, together with all rights to sue and recover for past and future infringement and misappropriation thereof.

(d) Further Instruments. At the request of the Company (or its Affiliates, as the case may be), at all times during the Employee's employment and thereafter, the Employee will promptly and fully assist the Company (or its Affiliates, as the case may be) at the Company's sole cost and expense (including but not limited to reasonable attorney's fees actually incurred in the review and negotiation of such documents) in effecting the purpose of the foregoing assignment, including, but not limited to, the further acts of executing any and all documents necessary to secure for the Company (or its Affiliates, as the case may be) such Proprietary Rights and other rights to all Work Product and all confidential information related thereto, providing cooperation and giving testimony.

(e) Inapplicability in Certain Circumstances. The Company expressly acknowledges and agrees, and the Employee is hereby advised, that this Section 11 does not apply to any Work Product for which no equipment, supplies, facilities or trade secret information of the Company was used and which invention was developed entirely on the Employee's own time, unless the invention (i) relates to the business of the Company or to the Company's actual research or development or (ii) results from or is suggested by any work performed by the Employee for the Company.

(f) Ownership and Covenant to Return Documents. The Employee agrees that all Work Product and all documents or other tangible materials (whether originals, copies or abstracts), including, without limitation, price lists, quotation guides, outstanding quotations, books, records, manuals, files, sales literature, training materials, customer records, correspondence, computer disks or print-out documents, contracts, orders, messages, phone and address lists, invoices and receipts, and all objects associated with them, which in any way relate to the business or the affairs of the Company or its Affiliates, either furnished to the Employee by the Company or an Affiliate or prepared, compiled or otherwise acquired by the Employee during his employment, whether before or after the Start Date, shall be the sole and exclusive property of the Company or such Affiliate. The Employee shall not, except for the benefit of the Company or otherwise within the scope of his employment duties, use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the facilities of the Company, nor use any information concerning them except for the benefit of the Company, either during the Term or thereafter. The Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the Company upon termination of his employment with the Company, or at any other time upon the

Company's request, together with a written confirmation of compliance with the provisions of this Section 11(f).

(g) Non-Disclosure Covenant. During the Employee's employment and at all times thereafter, the Employee shall use reasonable efforts and reasonable diligence to protect and safeguard from disclosure to any "unauthorized person" or use for the benefit of the Employee or any person or entity other than the Company or otherwise within the scope of his employment and as required under Section 12 of this Agreement, any Work Product or any other confidential or proprietary knowledge or information that the Employee may acquire while employed by the Company (whether before or after the Start Date) relating to (i) the financial, marketing, sales and business plans and affairs, financial statements, analyses, forecasts and projections, books, accounts, records, operating costs and expenses and other financial information of the Company or its Affiliates, (ii) internal management tools and systems, costing policies and methods, pricing policies and methods of doing business, of the Company or its Affiliates, (iii) customer, sales, customer requirements and usages of the Company or its Affiliates, (iv) agreements with customers, vendors, independent contractors, employees and others of the Company or its Affiliates, (v) existing and future products or services and product development plans, designs, analyses and reports, of the Company, (vi) computer software and databases developed for the Company or its Affiliates, (vii) trade secrets, research, records of research, models, designs, drawings, technical data and reports of the Company or its Affiliates, and (viii) correspondence regarding other private or confidential matters, information or data whether written, oral or electronic, that is proprietary to the Company or its Affiliates and not generally known to the public (individually and collectively, "Confidential Information"), without the Company's prior written permission. For purposes of this Section 11(f), the term "unauthorized person" shall mean any person who is not (a) an employee, officer, director, manager or agent of the Company for whom the disclosure of the knowledge or information referred to herein is necessary for the performance of his assigned duties, or (b) a person expressly authorized by the Company to receive disclosure of such knowledge or information. The Employee covenants to the Company that in the Employee's performance of his duties hereunder, the Employee will violate no confidentiality obligations he or the Company or an Affiliate may have to any third persons or entities. Confidential Information shall not include information which is or has become generally known to, or readily ascertainable by, the public without the fault or omission of the Employee, was known to the Employee prior to the disclosure of such information by Company or is of general industry knowledge, or was received by the Employee without restrictions as to its use from a third party who is lawfully in possession and not restricted as to the use thereof.

(h) Defend Trade Secrets Act Notice. Notwithstanding anything herein to the contrary, under the Federal Defend Trade Secrets Act of 2016, the Employee acknowledges that the Company has advised the Employee that he may not be held criminally or civilly liable under any Federal or State trade secret law for his disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Employee

acknowledges that the Company has also advised the Employee that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

12. Restrictive Covenants.

(a) Acknowledgements. The Employee acknowledges and agrees that by his employment and position with the Company, he will acquire intimate knowledge about the business, Confidential Information, trade secrets, customers, financial data, price and business negotiations and techniques of the Company and its Affiliates. The Employee further acknowledges that his position will allow him to form relationships with the Company's and the Affiliates' clients, vendors and employees, and that he will utilize the Company's and the Affiliates' Confidential Information, ideas, and business techniques in building such relationships.

(b) Non-Competition. During the Employee's employment and for the twelve (12)-month period thereafter (the "Restricted Period"), for any reason and whether such termination is at the initiative of the Company or the Employee, the Employee shall not, directly or indirectly, (i) engage in or assist others in engaging in any business that is the same as, or substantially similar to, the business conducted by the Company or its Affiliates as of the date of termination of employment (the "Business") anywhere in the United States and any other country in the world where the Company or any Affiliate is conducting business as of the date of termination of employment (the "Restricted Territory") (except for the services he provides to the Company); or (ii) have an interest in any person or entity that engages directly or indirectly in the Business anywhere in the Restricted Territory, in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant. Notwithstanding the foregoing, the Employee may own, directly or indirectly, solely as a passive investment, securities of any person or entity traded on any national securities exchange or in the over-the-counter market if he is not a controlling person of, or a member of a company which controls, such person or entity and does not, directly or indirectly, own 2% or more of any class of securities of such person or entity.

(c) Non-Solicitation. During the Restricted Period, for any reason and whether such termination is at the initiative of the Company or the Employee, the Employee shall not, directly or indirectly, (i) solicit or interfere with the relationship between the Company or an Affiliate, on the one hand, and any of their customers, suppliers, employees, or other business relations, on the other hand; provided, however, the Employee shall not be limited from soliciting customers or suppliers to the extent that such solicitation does not relate to the Business; or (ii) hire or offer employment to any person who was employed by the Company or an Affiliate during the last twelve (12) months of the Employee's employment.

(d) Reasonableness. The Employee acknowledges that the restrictions contained in this Section 12 are reasonable and necessary to protect the legitimate interests of

the Company and constituted a material inducement for the Company to enter into this Agreement.

13. Remedies.

(a) If the Employee or the Company commits a breach, or threatens to commit a breach, of any of the provisions of Sections 11 or 12 of this Agreement, the Company or the Employee, as the case may be, shall have the right and remedy, in addition to any other remedy that may be available at law or in equity, to have the provisions of Sections 11 and 12 specifically enforced through temporary, preliminary, and permanent injunctive relief by any court having equity jurisdiction, together with an accounting thereof, it being expressly acknowledged and agreed by the Employee and the Company that any such breach or threatened breach will cause irreparable injury to the other Party and that money damages will not provide an adequate remedy to the other Party. Such injunction shall be available without posting of any bond or other security. The Employee and the Company further agree that any such injunctive relief obtained by the Employee or the Company shall be in addition to, and not in lieu of, monetary damages and any other remedies to which the Employee or the Company may be entitled. Further, in the event of a breach or violation by the Employee of any of the provisions of Section 12 hereof, the Restricted Period shall be tolled until such breach or violation has been cured. The Parties agree that in the event of the institution of any action at law or in equity by either Party to enforce the provisions of Sections 11 and 12 of this Agreement, the losing party shall pay all the costs and expenses of the prevailing party, including reasonable legal fees, actually incurred in connection therewith. If any covenant contained in Sections 11 or 12 of this Agreement or any part thereof is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to modify such covenant to the extent necessary to render it enforceable and, in its modified form, said covenant shall then be enforceable. It is further agreed that the obligations set forth in Sections 11 and 12 of this Agreement are to be construed as separate and independent obligations and that any claim by the Employee, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Company's rights under Sections 11 and 12 of this Agreement; provided however, to the extent the Employee was terminated by the Company without Cause or the Employee terminated employment for Good Reason, if the Company fails to pay the Employee Severance Pay undisputedly due in accordance with Section 10, the covenants provided for in Section 12 shall be void (and for the avoidance of doubt, the Company shall remain obligated to pay the Severance Pay).

(b) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. Each Party shall be responsible for its own expenses and legal fees incurred in connection with any arbitration, however, in the event that the Employee prevails in the Arbitration, the Company agrees to pay, all legal fees and expenses which the Employee may reasonably incur as a result of any dispute or contest by or with the Company regarding the validity or enforceability of, or liability under, any provision of this Agreement, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the

Code. In any such action brought by the Parties, the Parties voluntarily agree that any and all disputes under this Agreement, either an action at law or an action for injunctive relief, shall be settled exclusively by arbitration as set forth hereinafter. The Arbitrator may award any remedies or damages that a judge could provide under the applicable statute or law. The obligation of the Company under this Section 13 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, or otherwise).

14. Section 409A and Taxes Generally.

(a) Taxes. The Company shall be entitled to withhold on and report the making of such payments as may be required by law as determined in the reasonable discretion of the Company. Except for any tax amounts withheld by the Company from any compensation that the Employee may receive in connection with the Employee's employment with the Company and any employer taxes required to be paid by the Company under applicable laws or regulations, the Employee is solely responsible for payment of any and all taxes owed in connection with any compensation, benefits, reimbursement amounts or other payments the Employee receives from the Company under this Agreement or otherwise in connection with the Employee's employment with the Company. The Company does not guarantee any particular tax consequence or result with respect to any payment made by the Company.

(b) Section 409A. This Agreement is intended to provide for payments that satisfy, or are exempt from, the requirements of Section 409A, including Sections 409A(a)(2), (3) and (4) of the Code the Internal Revenue Code, as amended, and the regulations and guidance thereunder (the "Code"), and should be interpreted accordingly. In furtherance of the foregoing, the provisions set forth below shall apply notwithstanding any other provision in this Agreement:

(1) all payments to be made to the Employee hereunder, to the extent they constitute a deferral of compensation subject to the requirements of Section 409A (after taking into account all exclusions applicable to such payments under Section 409A), shall be made no later, and shall not be made any earlier, than at the time or times specified in this Agreement or in any applicable plan for such payments to be made, except as otherwise permitted or required under Section 409A;

(2) the date of the Employee's "separation from service", as defined in Section 409A (and as determined by applying the default presumptions in Treas. Reg. §1.409A-1(h)(1)(ii)), shall be treated as the date of the Employee's termination of employment for purposes of determining the time of payment of any amount that becomes payable to the Employee related to the Employee's termination of employment under Sections 10(d) or (e), and any reference to the Employee's "Termination Date" or "termination" of the Employee's employment in this Agreement shall mean the date of the Employee's "separation from service", as defined in Section 409A (and as determined by applying the default presumptions in Treas. Reg. §1.409A-1(h)(1)(ii));

(3) in the case of any amounts payable to the Employee under this Agreement that may be treated as payable in the form of "a series of installment payments", as

defined in Treas. Reg. §1.409A-2(b)(2)(iii), the Employee's right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of Treas. Reg. §1.409A-2(b)(2)(iii); and

(4) the Parties agree that this Agreement may be amended, as may be necessary to fully comply with, or to be exempt from, Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either Party.

15. Assignment; Successors. The rights and obligations of the Company under this Agreement shall inure to the benefit of and will be binding upon the successors and assigns of the Company. Neither Party may, without the written consent of the other Party, assign or delegate any of its rights or obligations under this Agreement except that the Company may, without any further consent of the Employee, assign or delegate any of its rights or obligations under this Agreement to any corporation or other business entity (a) with which the Company may merge or consolidate, (b) to which the Company may sell or transfer all or substantially all of its assets or capital stock or equity, or (c) any affiliate or subsidiary of the Company. Except with respect to an assignment under Section 15(c), after any such assignment or delegation by the Company, the Company will be discharged from all further liability hereunder and such assignee will thereafter be deemed to be the "Company" for purposes of all terms and conditions of this Agreement, including this Section 15. The Employee may not assign this Agreement or any rights or obligations hereunder. Any purported or attempted assignment or transfer by the Employee of this Agreement or any of the Employee's duties, responsibilities, or obligations hereunder is void.

16. Dispute Resolution.

(a) Mediation. The Company and the Employee will make a good faith attempt to resolve any controversy or dispute arising out of, or relating to, this Agreement, or any alleged breach hereof, by submitting them to mediation in Pittsburgh, Pennsylvania before resorting to arbitration or any other dispute resolution procedure. The mediation of any claim or dispute must be conducted in accordance with the then-current procedures of the American Arbitration Association ("AAA") for the resolution of employment disputes by mediation, by a mediator who has had both training and experience as a mediator of general employment and commercial matters. If the Parties cannot agree on a mediator, then the mediator will be selected by AAA in accordance with AAA's strike list method. Within thirty (30) days after the selection of the mediator, the Company and the Employee and their respective attorneys will meet with the mediator for one mediation session of at least four hours. If the claim or dispute cannot be settled during such mediation session or mutually agreed continuation of the session, either the Company or the Employee may give the mediator and the other Party to the claim or dispute written notice declaring the end of the mediation process. All discussions connected with this mediation provision will be confidential and treated as compromise and settlement discussions. Nothing disclosed in such discussions, which is not independently discoverable, may be used for any purpose in any later proceeding, unless otherwise provided by law. The mediator's fees will be paid in equal portions by the Company and the Employee, unless the Company agrees to pay all such fees.

(b) Dispute Resolution. If any claim or dispute has not been resolved in accordance with Section 16(a), then to the extent permitted by applicable law, any controversy or dispute arising out of, or relating to, this Agreement, or any alleged breach hereof, the Parties voluntarily agree that said disputes shall be settled exclusively by arbitration in Pittsburgh, Pennsylvania, in accordance with Pennsylvania law, conducted in accordance with the Rules of the AAA then in effect. The Parties hereby consent to the jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States District Court for the Western District of Pennsylvania for all purposes in connection with the arbitration. The arbitrator shall be selected by the Employee and the Company, the Parties. In the event that the Parties cannot agree on the arbitrator within thirty (30) days following receipt by one Party of a demand for arbitration from another Party, then the Arbitrator shall be selected by the AAA. The Arbitrator shall convene a hearing no later than thirty (30) days following the selection. The arbitration award shall be final and binding upon both Parties without any right of appeal by either of the Parties. Judgment may be entered and execution issued in any court of competent jurisdiction. The Company shall pay the total cost of the Arbitrator's professional fees and related expenses. The Parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and the waiver of all claims.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

18. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the Parties with respect to the subject matter hereof, supersede all prior understandings and agreements as to employment of the Employee, and cannot be amended, changed, modified or terminated without the written consent of the Parties.

19. Opportunity to Obtain Advice of Counsel. The Employee acknowledges that the Employee has been advised by the Company to obtain legal advice prior to executing this Agreement, and that the Employee had sufficient opportunity to do so prior to signing this Agreement. The Company agrees to reimburse the Employee for legal fees incurred by the Employee in connection with the review and negotiation of this Agreement and the award agreements, such amount not to exceed $2,000.

20. Waiver of Breach. No provision of this Agreement shall be deemed waived unless such waiver is in writing and signed by the Party making such waiver. The waiver by either Party of a breach of any term of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof.

21. Notices. Any notice hereunder shall be in writing and shall be given by personal delivery or certified or registered mail, return receipt requested, to the following addresses:

If to the Employee:

Jonathan Charak
Home Address

or to such other address as the Employee may have furnished to the Company in writing. If to the Company:

President and COO
Liberated Syndication, Inc.
5001 Baum Boulevard
Suite 770
Pittsburgh, PA 15213

or to such other address as the Company may have furnished to the Employee in writing.

22. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

23. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

24. Headings. The headings, titles or captions of the Sections of this Agreement are included only to facilitate reference, and they shall not define, limit, extend or describe the scope or intent of this Agreement or any provision hereof; and they shall not constitute a part hereof or affect the meaning or interpretation of this Agreement or any part thereof.

* * *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first above written.

EMPLOYEE

DocuSigned by:

9/28/2021

Jonathan Charak

ON BEHALF OF THE COMPANY

DocuSigned by:

Laurie Sims

9/29/2021

Laurie Ann Sims
President and COO

DocuSigned by:

9/28/2021

Bradley M. Tirpak
Chairman of the Board